Good Buddy's Coffee Express, Inc.
7 Richmond Lane
Blythewood, SC 29016

November 28, 2003

Craig Thompson
608 Cypress Creek Villas
Atlantis, FL 33462

Dear Craig:

I wanted to thank you for your endorsement and support of Good
Buddy's Coffee Express. In this letter I want to draw the terms of our agreement and with your signature have these terms solidified.

1.	Craig Thompson agrees to loan Good Buddy's Coffee
Express, Inc (A Florida Company) $15,000 at a 5% interest rate.
Payments will begin on June 1, 2004 and will be concluded June 1, 2009. Interest begins accruing on the date of this signature, 28
November 2003.

2	Craig Thompson reserves the right to call the note after
January 31, 2006 for any reason that he feels compelled to act upon.


Sincerely,


/s/ Scott Massey
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Scott Massey
President




/s/ Craig Thompson
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Craig Thompson